UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

September 23, 2016

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200,SARAS OTA, FLORIDA	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 23, 2016, Roper Technologies, Inc. (the “Company” or “Roper”) entered into a new five-year unsecured credit facility (the “Credit Agreement”) among Roper, the financial institutions from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A. and Bank of America, N.A., as syndication agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., PNC Bank, National Association, SunTrust Bank and TD Bank, N.A., as co-documentation agents, which replaces its existing unsecured credit facility, dated as of July 27, 2012, as amended as of October 28, 2015. The new facility comprises a five year $2.50 billion revolving credit facility, which includes availability of up to $150.0 million for letters of credit. Loans under the facility will be available in dollars, and letters of credit will be available in dollars and other currencies to be agreed. The Company may also, subject to compliance with specified conditions, request additional term loans or revolving credit commitments in an aggregate amount not to exceed $500.0 million.

The Company will have the right to add foreign subsidiaries as borrowers under the Credit Agreement, subject to the satisfaction of specified conditions. The Company will guarantee the payment and performance by the foreign subsidiary borrowers of their obligations under the Credit Agreement. The Company’s obligations under the Credit Agreement are not guaranteed by any of its subsidiaries. However, the Company has the right, subject to the satisfaction of certain conditions set forth in the Credit Agreement, to cause any of its wholly-owned domestic subsidiaries to become guarantors.

Borrowings under the term loan and revolving credit facilities will bear interest, at the Company’s option, at a rate based on either:

•	The highest of (1) the interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City, (2) the NYFRB Rate (as defined in the Credit Agreement) plus 0.50% and (3) the Eurocurrency Rate (as defined in the Credit Agreement, and which in no case shall be less than zero) for a deposit in Dollars with a maturity of one month plus 1%, in each case plus a per annum spread depending on the Company’s senior unsecured long-term debt rating. Based on the Company’s current rating, the spread would be 0.10% or

•	The Eurocurrency Rate (as defined in the Credit Agreement, and which in no case shall be less than zero) plus a per annum spread depending on the Company’s senior unsecured long-term debt rating. Based on the Company’s current rating, the spread would be 1.10%.

Outstanding letters of credit issued under the facility will be charged a quarterly fee depending on the Company’s senior unsecured long-term debt rating.  Based on the Company’s current rating, the quarterly fee would be payable at a rate of 1.10% per annum, plus a fronting fee of 0.125% per annum on the undrawn and unexpired amount of all letters of credit.

Additionally, the Company will pay a quarterly facility fee on the used and unused portions of the revolving credit facility depending on the Company’s senior unsecured long-term debt rating.  Based on the Company’s current rating, the quarterly fee would accrue at a rate of 0.15% per annum.

Amounts outstanding under the new facility may be accelerated upon the occurrence of customary events of default.  The new facility contains financial covenants that, among other things, require the Company and its subsidiaries to maintain (i) a Consolidated Total Leverage Ratio (as defined in the Credit Agreement) of no more than 3.5 to 1.0, which may, upon the satisfaction of certain conditions set forth in the Credit Agreement, be increased, no more than twice during the term of the Credit Agreement, to 4.0 to 1.0 for a consecutive four quarter fiscal period per increase, and (ii) a Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) of no less than 3.0 to 1.0.

Roper and its affiliates maintain various commercial and service relationships with certain of the lenders and their affiliates in the ordinary course of business. In the ordinary course of their respective businesses, certain of the lenders and the other parties to the credit agreement and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with Roper and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement. Two of Roper’s directors, Ms. Brinkley and Mr. Prezzano, respectively serve as directors of TD Bank Group and TD Ameritrade Holding Corporation, which are affiliated with lenders under the credit agreement.

The description above is a summary and is qualified in its entirety by the credit agreement which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with its entry into the credit agreement, on September 23, 2016, Roper terminated its five year, $1.85 billion Credit Agreement, dated as of July 27, 2012 (as amended, the “Prior Credit Agreement”) among Roper, Roper Industries Limited, Roper Industries UK Limited, Roper Luxembourg Holdings S.À.R.L. and the lenders from time to time party thereto. As of the date of termination, $0 of principal was outstanding under the Prior Credit Agreement, and a USD equivalent amount of $36,597,151.49 of letters of credit was outstanding.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Please see Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Credit Agreement dated as of September 23, 2016, among Roper, the foreign subsidiary borrowers from time to time party thereto, the financial institutions party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A. and Bank of America, N.A., as syndication agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., PNC Bank, National Association, SunTrust Bank and TD Bank, N.A., as co-documentation agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER TECHNOLOGIES, INC.

Date: September 23, 2016
	By:	/s/ John Humphrey
John Humphrey
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Credit Agreement dated as of September 23, 2016, among Roper, the foreign subsidiary borrowers from time to time party thereto, the financial institutions party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, N.A. and Bank of America, N.A., as syndication agents, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Mizuho Bank, Ltd., PNC Bank, National Association, SunTrust Bank and TD Bank, N.A., as co-documentation agents.